Exhibit 3.1

AMENDED AND RESTATED BYLAWS

of

SUPREME INDUSTRIES, INC.

a Delaware Corporation

[as amended May 7, 2008]

i

ARTICLE V CERTIFICATES OF STOCK		8
Sec. 5:1.	Certificates	8
Sec. 5:2.	Issuance	9
Sec. 5:3.	Payment for Shares	9
Sec. 5:4.	No Pre-Emptive Rights	9
Sec. 5:5.	Lien	9
Sec. 5:6.	Lost, Stolen, or Destroyed Certificates	9
Sec. 5:7.	Registered Owner	10
Sec. 5:8.	Transfer of Shares	10

ARTICLE VI EXECUTIVE COMMITTEE		10
Sec. 6:1.	Designation; Authority; Responsibility	10
Sec. 6:2.	Procedure; Removal; Vacancies	11
Sec. 6:3.	Meetings; Quorum; Majority Vote	11
Sec. 6:4.	Action Without Meeting	11

ARTICLE VII MISCELLANEOUS PROVISIONS		11
Sec. 7:1.	Notice	11
Sec. 7:2.	Fiscal Year and Seal	12
Sec. 7:3.	Checks and Notes; Books and Records	12
Sec. 7:4.	Resignation	12
Sec. 7:5.	Interested Directors, Officers, and Stockholders	12
Sec. 7:6.	Indemnification	13
Sec. 7:7.	Dividends and Reserves	13
Sec. 7:8.	Purchase Own Shares	14
Sec. 7:9.	Annual Statement	14
Sec. 7:10.	Construction	14
Sec. 7:11.	Amendment of Bylaws	14
Sec. 7:12.	Limitation of Liability	14

ii

AMENDED AND RESTATED BYLAWS

OF

SUPREME INDUSTRIES, INC.

[as amended May 7, 2008]

ARTICLE I
OFFICES

Sec. 1:1.                              Registered Office and Agent. The registered office of the corporation in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

Sec. 1:2.                              Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware, including the State of Indiana, the state of its principal business offices, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II
STOCKHOLDERS

Sec. 2:1.                              Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such time and place, within or without the State of Indiana, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Sec. 2:2.                              Annual Meetings. An annual meeting of the stockholders shall be held on the second Thursday of May of each year (or such other date as may be set by resolution of the Board of Directors).  If such day is a legal holiday, then the meeting shall be on the next secular day following. At the meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

Sec. 2:3.                              Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, by the Certificate of Incorporation, or by these Bylaws, may be called by the Chairman of the Board of Directors, the President, or the Board of Directors. Business transacted at a special meeting shall be confined to the objects stated in the notice of meeting.

Sec. 2:4.                              Notice. Written or printed notice stating the place, day, and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Sec. 2:5.                              Order of Business at Meetings. The order of business at annual meetings and so far as practicable at other meetings of stockholders shall be as follows unless changed by the Board of Directors:

(A)                              Call to order

(B)                                Proof of due notice of meeting

(C)                                Determination of quorum and examination of proxies

(D)                               Announcement of availability of voting list

(E)                                 Announcement of distribution of annual statement

(F)                                 Reading and disposing of minutes of last meeting of stockholders

(G)                                Reports of officers and committees

(H)                               Appointment of voting inspectors

(I)                                    Unfinished business

(J)                                   New business

(K)                               Nomination of directors

(L)                                 Opening of polls for voting

(M)                            Recess

(N)                               Reconvening; closing of polls

(0)                                  Report of voting inspectors

(O)                               Other business

(P)                                 Adjournment

Sec. 2:6.                              Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is not represented in person or by proxy at a meeting of the stockholders the stockholders entitled to vote thereat, represented in person or by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is represented in person or by proxy. At such adjourned meeting at which a quorum is represented in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally notified.

Sec. 2:7.                              Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting; unless the question is one upon which, by express provisions of the statutes or of the Certificate of lncorporation or of these Bylaws, a different vote is required in which case such express provisions shall govern and control the decision of such question. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Sec. 2:8.                              Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of lncorporation and except as otherwise provided by Section 262 of the Delaware General Corporation Law. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in- fact. No proxy shall be valid after three years from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the corporation prior to or at the time of the meeting. Any vote may be taken orally or by show of hands unless someone entitled to vote objects in which case written ballots shall be used.

Sec. 2:9.                              Election of Directors. Class A Directors shall be elected by majority vote. Class B Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

Sec. 2:10.                       Voting List. The officer or agent having charge of the stock transfer books for shares of a corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of each and the number of voting shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

Sec. 2:11.                       Record Date; Closing Transfer Books. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of

Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided herein, such determination shall apply to any adjournment thereof except when the determination has been made through the closing of stock transfer books, and the stated period of closing has expired.

Sec. 2:12.                       Action Without Meeting. Any action required by the Delaware General Corporation Law to be taken at a meeting of the stockholders of the corporation, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the stockholders entitled to vote with respect to the subject matter thereof unless the consent of a greater number of the stockholders is required by Section 228 of the Delaware General Corporation Law, and such consent shall have the same force and effect as a unanimous vote of the stockholders. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the corporation. Further, but subject to the provisions required or permitted for notice of meetings, the stockholders may participate in and hold a meeting of such stockholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting, except where a person participated in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE III
DIRECTORS

Sec. 3:1.                              Management. The business and affairs of the corporation shall be managed by the Board of Directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not (by statute or by the Certificate of Incorporation or by these Bylaws) directed or required to be exercised or done or reserved to, the stockholders.

Sec. 3:2.                              Place of Meetings. Meetings of the Board of Directors regular or special, may be held either within or without the State of Indiana.

Sec. 3:3.                              Regular Meetings; Notice. Regular meetings of the Board of Directors shall be held without notice immediately following the annual meeting of stockholders and at the same place unless (by unanimous consent of the directors then elected and serving) such time or place shall be changed.

Sec. 3:4.                              Special Meetings; Notice. Special meetings of the Board of Directors may be called by the President on three days’ notice to each director, either personally or by mail or telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting unless required by these Bylaws. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Sec. 3:5.                              Quorum; Majority Vote. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Certificate of Incorporation or these Bylaws. If a quorum is not present at a meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Sec. 3:6.                              Number; Qualification; Election; Term. The Board of Directors shall consist of not less than one nor more than fifteen directors (none of whom need be stockholders or residents of the States of Delaware or Indiana). The directors shall be elected at the annual meeting of stockholders, except as hereafter provided. Unless removed in accordance with the provisions of these Bylaws, each director shall hold office for the term for which such director is elected and until such director’s successor has been elected and qualified.

Sec. 3:7.                              Change in Number. The number of directors may be increased or decreased (within the limits stated in Sec. 3:6 above) by resolution of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, any directorship to be filled by reason of an increase in the number of directors shall be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

Sec. 3:8.                              Removal. Any or all directors may be removed either with or without cause at any special or annual meeting of stockholders by the affirmative vote of a majority in number of shares of the stockholders present in person or by proxy at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter has been given in the notice calling such meeting.

Sec. 3:9.                              Vacancies. Any vacancy occurring in the Board of Directors (death resignation, removal, or otherwise) may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office.

Sec. 3:10.                       Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the corporation.

Sec. 3:11.                       Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of special or standing committees may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

Sec. 3:12.                       Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or the committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the corporation. Further, but subject to the provisions required or permitted for notice of meetings, the directors may participate in and hold a meeting of such directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IV
OFFICERS

Sec. 4:1.                              Number and Qualification. The corporation shall have a President, a Vice President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors on the expiration of an officer’s term or whenever a vacancy exists. The corporation may also have such other officers (including a Chairman of the Board and additional Vice Presidents) and assistant officers and agents as the Board of Directors may deem necessary, each of whom may be elected by the Board at any meeting. Any two or more offices may be held by the same person, except that the President and Secretary shall not be the same person. No officer or agent need be a stockholder, a director, or a resident of the States of Delaware or Indiana.

Sec. 4:2.                              Term and Compensation. Unless otherwise specified by the Board at the time of election or appointment or in an employment contract approved by the Board, each officer’s and agent’s term shall end at the first meeting of directors after the next annual meeting of the stockholders. Such officer or agent shall serve until the end of such person’s term, or if earlier, such person’s death, resignation, or removal. The compensation of officers and agents shall be fixed from time to time by the Board of Directors.

Sec. 4:3.                              Removal; Vacancies. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the corporation (by death, resignation, removal, or otherwise) may be filled by the Board of Directors.

Sec. 4:4.                              Authority. All officers and agents of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

Sec. 4:5.                              Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the corporation with the authority to set overall direction and policy of the corporation and to bind the corporation by signing legal documents. The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the stockholders.

Sec. 4:6.                              President. The President shall be the chief operating officer of the corporation, shall have the authority to bind the corporation by signing legal documents, shall have general and active management of the day-to-day business and affairs of the corporation, and shall see that all orders and resolutions of the Board are carried into effect. The President shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chairman of the Board may from time to time delegate.

Sec. 4:7.                              Vice President. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chairman of the Board or the President may from time to time delegate.

Sec. 4:8.                              Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The secretary shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors or the executive committee, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the Secretary’s signature or the signature of the Treasurer or an assistant Secretary. The Secretary shall perform such other duties and have such other authority and power as the Board of Directors may from time to time prescribe or as the Chairman of the Board or the President may from time to time delegate.

Sec. 4:9.                              Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the board, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of the Treasurer’s office and for the restoration to the corporation, in case of the Treasurer’s death, resignation, retirement, or removal from office of all books, papers, vouchers, money and other property of whatever kind in such person’s possession or under such person’s control belonging to the corporation. The Treasurer shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chairman of the Board or the President may from time to time delegate.

ARTICLE V
CERTIFICATES OF STOCK

Sec. 5:1.                              Certificates. Every owner of shares of the corporation shall be entitled to have a certificate certifying the number of shares owned by such owner in the corporation and designating the class of shares to which such shares belong, which shall otherwise be in such form, in conformity to law, as the Board of Directors shall prescribe.  Each certificate representing shares shall state upon the face thereof:  (a) that the corporation is organized under the laws of the State of Delaware; (b) the name of the person to whom issued; (c) the number and class of shares and the designation of the series, if any, which such certificate represents; and (d) the par value of each share represented by such certificate or a statement that the shares are without par value.  Each certificate shall be signed by such officer or officers as the Board of Directors may prescribe, or, if not so prescribed, by the Chairman of the Board or the President or a Vice President and the Secretary or an Assistant Secretary or the

Treasurer of the corporation.  Any or all of the signatures on the certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate has ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer on the date of its issuance.  However, notwithstanding what is stated above, the Board of Directors may authorize the issuance of some or all of any or all classes or series of shares of the corporation without certificates in conformity with the applicable requirements of the General Corporation Law of the State of Delaware.  No authorization of uncertificated shares shall affect previously issued and outstanding shares represented by certificates until such certificates have been surrendered to the corporation.  Upon request, every holder of uncertificated shares shall be entitled to receive a certificate.

Sec. 5:2.                              Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such person as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

Sec. 5:3.                              Payment for Shares. The consideration paid for the issuance of shares shall consist of money paid, labor done (including services actually performed for the corporation), or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment or part payment for shares of the corporation. In the absence of fraud in the transaction the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. When such consideration has been paid to the corporation, the shares shall be deemed to have been issued, the stockholder entitled to receive such issue shall be a stockholder with respect to such shares, and the shares shall be considered fully paid and nonassessable. The consideration received for shares shall be allocated by the Board of Directors in accordance with law between stated capital and capital surplus accounts.

Sec. 5:4.                              No Pre-Emptive Rights. No stockholder or other person may have any pre-emptive rights.

Sec. 5:5.                              Lien. For any indebtedness of a stockholder to the corporation, the corporation shall have a first and prior lien on all shares of its stock owned by such stockholder and on all dividends or other distributions declared thereon.

Sec. 5:6.                              Lost, Stolen, or Destroyed Certificates. The corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate: (a) makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken; (b) requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (c) gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the corporation may direct, to indemnify the corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and (d) satisfies any other reasonable requirements imposed by the corporation. When a certificate has been lost, apparently destroyed, or wrongfully taken, and the holder of record fails to notify the corporation within a reasonable time after such holder has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

Sec. 5:7.                              Registered Owner. Prior to due presentment for registration of transfer of a certificate for shares, the corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices, and otherwise to exercise all the rights and powers of a stockholder.

Sec. 5:8.                              Transfer of Shares. Transfers of shares of the corporation shall be made only on the books of the corporation, if such shares are certificated, by the surrender to the corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, or upon proper instructions from the holder of uncertificated shares, in each case, with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require.

ARTICLE VI
EXECUTIVE COMMITTEE

Sec. 6:1.                              Designation; Authority; Responsibility. The Board of Directors, by resolution adopted by a majority of the full board of directors fixed by the Bylaws, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors in reference to amending the Certificate of Incorporation approving a plan of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the stockholders a voluntary dissolution of the corporation or a revocation thereof, amending, altering, or repealing the Bylaws of the corporation or adopting new Bylaws for the corporation, filling vacancies in or removing members of the Board of Directors of any such committee, fixing the compensation of any member of such committee, or altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable; and, unless such resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of shares of the corporation. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Sec. 6:2.                              Procedure; Removal; Vacancies. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the corporation. Any member of the executive committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby. A vacancy occurring in the executive committee (by death, resignation, removal, or otherwise) may be filled by the Board of Directors in the manner provided above for original designation.

Sec. 6:3.                              Meetings; Quorum; Majority Vote. The time, place, and notice (if any) of executive committee meetings shall be determined by the executive committee. At meetings of the executive committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the executive committee, except as otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws. If a quorum is not present at a meeting of the executive committee, the members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Sec. 6:4.                              Action Without Meeting. Any action required or permitted to be taken at a meeting of the executive committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the executive committee. Any such signed consent or a signed copy thereof, shall be placed in the minute book of the corporation. Further, but subject to the provisions required or permitted for notice of meetings, the members of the executive committee may participate in and hold a meeting of such members of the executive committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Sec. 7:1.                              Notice. Whenever by statute, the Certificate of lncorporation or these Bylaws, notice is required to be given to a director or stockholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any notice may be given (a) in writing, by mail, sufficient postage prepaid, addressed to the director or stockholder at the address appearing on the books of the corporation, or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is deposited in the United States mails. Whenever any notice is required to be given to a stockholder or director of the corporation under the provisions of the Delaware General

Corporation Law or under the provisions of the Certificate of lncorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Sec. 7:2.                              Fiscal Year and Seal. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors. The corporate seal (of which there may be one or more exemplars) shall contain the name of the corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

Sec. 7:3.                              Checks and Notes; Books and Records. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and Board of Directors, and shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of its stockholders giving the names and addresses of all stockholders and the number any class of the shares held by each. Any books, records, and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Sec. 7:4.                              Resignation. Any director, officer, or agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein or immediately if no time is specified therein. Unless otherwise so specified, the acceptance of such resignation shall not be necessary to make it effective.

Sec. 7:5.                              Interested Directors, Officers, and Stockholders.

(A)                                                 If paragraph (B) below is satisfied, no contract or other transaction between the corporation and any of its directors, officers, or stockholders (or any corporation or firm in which any of them is directly or indirectly interested) shall be invalid solely because of this relationship or because of the presence of such director, officer, or stockholder at the meeting authorizing such contract or transaction or such person’s participation in such meeting or authorization.

(B)                                                   Paragraph (A) above shall apply only if:

(1)                                  The contract or transaction is fair to the corporation as of the time it is authorized or ratified by the Board of Directors a committee of the board, or the stockholders; or

(2)                                  The material facts of the relationship or interest of each such director, officer, or stockholder are known or disclosed: (a) to the stockholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or (b) to the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote.

(C)                                                   The provisions contained in paragraphs (A) and (B) above shall not be construed to invalidate a contract or transaction which would be valid in the absence of such provisions.

Sec. 7:6.                              Indemnification.

(A)                                                 The corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party to any threatened, pending, or completed action, suit, proceeding, or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to be a trustee, director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a trustee, director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of any such action, suit, proceeding or claim. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person.

(B)                                                   The corporation may purchase and maintain insurance on any person who is or was a trustee, director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a trustee, director, officer, employee, or agent of another corporation, partnership joint venture, trust or other enterprise, against any liability incurred by him in any such position or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under paragraph (A) above.

Sec. 7:7.                              Dividends and Reserves. Subject to statute and the Certificate of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the corporation. The declaration and payment shall be at the discretion of the Board of Directors. By resolution the Board of Directors may create, out of any of the funds of the corporation available for dividends, such reserve or reserves as the directors from time to time in their discretion think proper to provide for contingencies, to equalize dividends, to repair or maintain any property of the corporation, or for any other purpose they think beneficial to the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

Sec. 7:8.                              Purchase Own Shares. The corporation may, directly or indirectly, purchase its own shares to the extent permitted by the Delaware General Corporation Law.

Sec. 7:9.                              Annual Statement. The Board of Directors shall mail to each stockholder of record at least ten days before each annual meeting a full and clear statement of the business and condition of the corporation including a reasonably detailed balance sheet, income statement, and surplus statement, all prepared in conformity with generally accepted accounting principles applied on a consistent basis.

Sec. 7:10.                       Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible, the remainder of these Bylaws shall be considered valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The table of contents and headings used in these Bylaws have been inserted for convenience only and do not constitute matters to be construed in interpretation.

Sec. 7:11.                       Amendment of Bylaws. These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors at which a quorum is present by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of such meeting.

Sec. 7:12.                       Limitation of Liability. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derives an improper personal benefit.

DATED to be effective May 7, 2008.

/s/Robert W. Wilson
Robert W. Wilson, President